Exhibit 10.16(a)

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE JUNE 22, 2017 EMPLOYMENT AGREEMENT (the “Amendment”), dated as of February 6, 2019, being executed and delivered by and among BTCS Inc., a Nevada corporation (“BTCS” or the “Company”) and Charles W. Allen (the “Executive”).

RECITALS

WHEREAS, the Corporation desires to secure the continued services of the Executive upon the amended terms and conditions hereinafter set forth, and

WHEREAS, the Executive desires to continue rendering services to the Corporation upon the amended terms and conditions hereinafter set forth, and

WHEREAS, the Corporation presently employs the Executive in which capacity the Executive serves as an officer of the Corporation, and

WHEREAS, the Board of Directors of the Corporation (the “Board”) recognizes the valuable services rendered to the Corporation and its respective affiliates by the Executive.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, subject to the execution by the Company, and the Executive, the parties hereto hereby agree to the following amendment to the Employment Agreement:

1. Base Salary. The Base Salary as defined in the June 22, 2017 Employment Agreement shall be increased to an amount equal to $345,000 per year.

2. Miscellaneous.

(a) Other Terms. All other terms which are not amended by this Amendment shall remain unchanged in the Employment Agreement; and shall remain in full force and effect.

(b) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the June 22, 2017 Employment Agreement.

(c) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(d) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by BTCS, and the Executive as of the date first set forth above.

CORPORATION: BTCS INC.

By:	/s/ Michal Handerhan
Name:	Michal Handerhan
Title:	COO

EXECUTIVE: CHARLES W. ALLEN

/s/ Charles Allen